Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statement No. 333-259837 on Form S-1 of our report dated March 14, 2022, relating to the consolidated financial statements of Ascent Solar Technologies, Inc., appearing in the Prospectus Supplement filed on the date hereof, which is part of this Registration Statement.

/s/ Haynie & Company

Haynie & Company Salt Lake City, Utah April 5, 2022